Essential Innovations Technology Canadian Subsidiary Executes
                 International Exclusive Distribution Agreement


Bellingham, Washington, July 21st, 2005 - Essential Innovations Technology Corp. (OTCBB: ESIV) is pleased to announce that the Company's Canadian subsidiary has recently signed and secured an exclusive technology distribution agreement covering the entire Country of Mexico, with Global Business Exchange ("GBX"), a British Columbia corporation, with offices in Vancouver, Canada, and Guadalajara, Mexico. The Agreement calls for specific target quotas to be met for annual contract renewal, with the Year 1 purchase requirement being for 200 units minimum in order to secure contract renewal, and each pursuant year to then require a 25% increase in the annual purchase quota from the Year previous. Additionally, Global Business Exchange has retained the first right of refusal for the entirety of Central America under the Agreement.

"This Exclusive Technology Distribution Agreement is truly representative of the ever-growing demand for Geoexchange technology throughout the international marketplace. Our 100% wholly-owned manufacturing subsidiary in Surrey, British Columbia is in discussion and negotiation with numerous parties from around the Globe, of which this Agreement with GBX marks the first of those relationships to be solidified," stated Jason McDiarmid, President and CEO of Essential Innovations Technology. "Global Business Exchange is a well established and highly respected Company with a great deal of experience in the development of international markets and they bring with them partnerships with some of Mexico's largest and finest engineering and installation experts to assist them in their aggressive development of the Mexican marketplace." www.gbxcorp.com

Essential Innovations Technology Corp. provides cutting-edge geoexchange solutions for residential, commercial and industrial applications as both a geoexchange energy service company and as a manufacturer of proprietary geothermal heat pump technology. The Company was incorporated in April 2001, and it has two wholly owned subsidiaries located in British Columbia, Canada and in Hong Kong, SAR, China.

Geoexchange technology harnesses the earth's clean, renewable thermal energy stored just below the surface or in large bodies of water for purposes of heating, cooling, domestic hot water and/or dehumidification. A Geoexchange system is used to "exchange" the earth's natural heating and cooling properties between a building and the ground. This non-combustion transfer of energy is the source of performance and environmental superiority, as Geoexchange systems need only a small amount of electrical energy to then capture, move and concentrate a large amount of free energy provided by the earth.

Essential Innovations Technology currently has operations in the USA, Canada and Hong Kong; exclusive distributors in Canada and Mexico; exclusive sales agents in Mexico, Hungary, and Alaska; and the Company is now actively seeking further distributors, dealers and project opportunities throughout the North American and international marketplace for its proprietary geoexchange systems and solutions.

For more information contact:
Jason McDiarmid
President & CEO
Tel: 360-392-3902
Fax: 360-733-3941
jmcdiarmid@eitechcorp.com
www.eitechcorp.com

Safe Harbor Statements

Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, statements that do not describe historical facts and statements that include the word "believes," "anticipates," "expects," "plans," "intends," "designs" or similar language, as well as statements regarding consumer or marketplace acceptance of the Company's new or existing products; comments concerning marketing and consumer acceptance of proprietary products; the potential benefits of Essential Innovations' products; initiatives undertaken by the Essential Innovations' divisions; the Company's research, manufacturing and facilities expansion programs; and the Company's growth.